Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
W. R. Berkley Corporation:
We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333‑221559) and on Forms S-8 (No. 333-33935, No. 33-55726, No. 33-88640, No. 333-127598, No. 333-183191 and No. 333-205226) of W. R. Berkley Corporation of our reports dated February 23, 2018, with respect to the consolidated balance sheets of W. R. Berkley Corporation as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedules II to VI (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of W. R. Berkley Corporation.
/S/ KPMG LLP

New York, New York
February 23, 2018